                                                                       EXHIBIT 2

                             NORTH AMERICAN PALLADIUM LTD.

                               MANAGEMENT PROXY CIRCULAR


THIS MANAGEMENT PROXY CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF NORTH AMERICAN PALLADIUM LTD. ("NAP" OR THE "CORPORATION") TO BE USED AT THE ANNUAL AND SPECIAL MEETING (THE "MEETING") OF THE CORPORATION TO BE HELD AT THE TIME, PLACE AND FOR THE PURPOSES INDICATED IN THE ENCLOSED NOTICE OF ANNUAL AND SPECIAL MEETING (THE "NOTICE") AND ANY ADJOURNMENT THEREOF. THIS SOLICITATION OF PROXIES WILL BE DONE PRIMARILY BY MAIL BUT PROXIES MAY ALSO BE SOLICITED PERSONALLY, BY FACSIMILE OR BY TELEPHONE BY OFFICERS, DIRECTORS OR REGULAR EMPLOYEES OF THE CORPORATION. THE COST OF THE SOLICITATION WILL BE BORNE BY THE CORPORATION.

Shareholders unable to attend the Meeting in person are requested to complete the enclosed proxy form and to forward it to Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1. If the Shareholder is a corporation, an officer's signature on the said proxy form must be duly authorized in writing.

REVOCATION OF PROXY

A Shareholder executing the enclosed form of proxy has the right to revoke the proxy by instrument in writing executed by the Shareholder or his or her agent duly authorized in writing or, if the Shareholder is a corporation, by an officer thereof duly authorized in writing, and deposited at the executive office of the Corporation in Toronto or with Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 no later than May 27, 2003 or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law.

APPOINTMENT OF PROXIES

THE PERSONS APPOINTED IN THE ENCLOSED PROXY FORM ARE OFFICERS AND/OR DIRECTORS OF THE CORPORATION. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM OR HER AT THE MEETING OTHER THAN THE PERSONS WHOSE NAMES APPEAR AS PROXIES ON THE ENCLOSED PROXY FORM BY STRIKING OUT THE NAMES PRINTED ON THE PROXY FORM AND INSERTING THE NAME OF THE PROXY OF HIS OR HER OWN CHOICE IN THE SPACE PROVIDED FOR THIS PURPOSE ON THE PROXY FORM. A PERSON APPOINTED AS PROXY NEED NOT BE A SHAREHOLDER OF THE CORPORATION.

USE OF DISCRETIONARY POWER CONFERRED BY PROXY

The common shares represented by the enclosed proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. IN THE ABSENCE OF SUCH DIRECTION, SUCH COMMON SHARES WILL BE VOTED FOR THE RESOLUTIONS REFERRED TO IN THE FORM OF PROXY.

IF ANY AMENDMENT OR VARIATION TO THE MATTERS IDENTIFIED IN THE NOTICE IS PROPOSED AT THE MEETING OR ANY ADJOURNMENT THEREOF, OR IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THE ENCLOSED PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON SUCH AMENDMENTS OR VARIATIONS OR SUCH OTHER MATTERS ACCORDING TO THE BEST JUDGMENT OF THE APPOINTED PROXYHOLDER. At the time of printing this Circular, Management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

At the date hereof, to the knowledge of the Management of the Corporation, no person has any interest by way of beneficial ownership of securities or otherwise, in any matter to be acted upon, with the exception of the proposed amendment to the 1995 RRSP Share Issuance Plan, Item No. 4 of the Notice.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The holders (the "Shareholders") of common shares of the Corporation (the "Common Shares") whose names appear on the list of shareholders prepared as of the close of business, Toronto time, on April 16, 2003 (the "Record Date") will be entitled to vote at the Meeting and any adjournment thereof if present or represented by proxy thereat. The transferee of Common Shares acquired after the Record Date is entitled to vote those shares at the Meeting and at any adjournment thereof if he or she produces properly endorsed share certificates for such Common Shares or if he or she otherwise establishes ownership of the Common Shares and demands, not later than ten days before the Meeting, that his or her name be included on the list of Shareholders entitled to receive the Notice. The list of Shareholders will be available for inspection during usual business hours at the offices of the Corporation in Toronto, Ontario.

At the close of business on April 1, 2003, there were 50,694,055 Common Shares. Each Common Share entitles its duly registered holder to one vote.

As at April 1, 2003, Kaiser-Francis Oil Company ("KFOC") holds 26,080,319 Common Shares or 51.4% of the Common Shares outstanding. To the knowledge of the directors and officers of the Corporation, no other person beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attached to the voting securities of the Corporation.

KFOC is a wholly-owned subsidiary of GBK Corporation, which in turn is controlled by George B. Kaiser of Tulsa, Oklahoma and members of his family. Mr. Steven R. Berlin, a director of the Corporation, is the Vice President and Chief Financial Officer of KFOC and its representative on the Board of Directors.

ELECTION OF DIRECTORS (Item No. 2 of the Notice)

The business of the Corporation is managed by a Board of Directors composed of a minimum of one (1) and a maximum of ten (10) directors, the number of which may be fixed from time to time by the directors. At the Meeting, Shareholders will be asked to elect seven (7) directors for the ensuing year. The term of office of each director elected at the Meeting will end at the date of the next annual meeting following his election or nomination or at the date of the election or nomination of his successor unless he resigns or his office becomes vacant through death or any other reason in accordance with the by-laws of the Corporation. Management has been informed that each of such nominees would be willing to serve as a director if elected, however in the event of any deficiencies among such nominees occasioned by death or any other unexpected occurrence, proxies will be voted in favour of the remaining nominees and for such other substitute nominee as the Board of Directors may designate.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED BY MANAGEMENT AS DIRECTORS OF THE CORPORATION. IT IS INTENDED THAT THE COMMON SHARES REPRESENTED BY PROXIES SOLICITED HEREBY, UNLESS OTHERWISE INDICATED WILL BE VOTED IN FAVOUR OF THE ELECTION OF THE INDIVIDUALS NOMINATED BY THE BOARD OF DIRECTORS AND MANAGEMENT AS DIRECTORS OF THE CORPORATION.

The following table sets forth the names of the nominees, their position with the Corporation, the dates upon which they became directors of the Corporation and the number of Common Shares beneficially owned, directly or indirectly, or over which control or discretion is exercised by each them as of April 1, 2003:

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NAME AND OFFICE HELD           PRINCIPAL OCCUPATION       DIRECTOR SINCE          NUMBER OF SHARES
WITH THE CORPORATION                                                              BENEFICIALLY OWNED
                                                                                  DIRECTLY OR INDIRECTLY
                                                                                  OR CONTROLLED
---------------------------------------------------------------------------------------------------------
Michael P. Amsden(1)           Retired senior mining      April 19, 1995          21,228
Chairman                       executive, P.Eng.
Oakville, Ontario
---------------------------------------------------------------------------------------------------------
Steven R. Berlin(1)            Vice President and         February 20, 2001       5,000
Director                       Chief Financial Officer
Tulsa, Oklahoma                Kaiser-Francis Oil
                               Company and
                               Chief Financial Officer
                               and Treasurer
                               PetroCorp Incorporated
---------------------------------------------------------------------------------------------------------
Andre J. Douchane              Officer of the             April 2, 2003           Nil
President, CEO &               Corporation
Director
Toronto, Ontario
---------------------------------------------------------------------------------------------------------
Louis J. Fox                   Private Businessman;       June 27, 2000           5,000
Vice Chairman                  Consultant
Fort Lauderdale, Florida
---------------------------------------------------------------------------------------------------------
A.M. (Sandy) Laird             Retired senior mining      June 27, 2000           5,000
Director                       executive, P.Eng.
Vancouver,
British Columbia
---------------------------------------------------------------------------------------------------------
Richard H. Sutcliffe           President & CEO            January 19, 1999        7,228
Director                       Patricia Mining Corp.
Ancaster, Ontario              and URSA Major
                               Minerals Inc.
---------------------------------------------------------------------------------------------------------
Greg J. Van Staveren(1)        Strategic Financial        February 28, 2003       5,000
Director                       Consultant
Toronto, Ontario
---------------------------------------------------------------------------------------------------------

(1) The CANADA BUSINESS CORPORATIONS ACT requires that corporations which offer securities to the public to have an audit committee. The Audit Committee of the Corporation is comprised of Messrs. Amsden, Berlin, Van Staveren and Mr. Walter Ranta who is not standing for re-election to the board of directors.

The information with respect to the NAP Common Shares beneficially owned, directly or indirectly, or controlled or directed has been furnished by the respective directors individually.

Mr. Berlin is a nominee supported by KFOC which intends to vote the NAP Common Shares which it owns in favour of his re-election as a director.

The following information regarding principal occupation, business or employment for the previous five years is provided for each proposed director who was not elected to his present term of office by a vote of security holders at a meeting, the notice of which was accompanied by an information circular.

Mr. Douchane is President and Chief Executive Officer of NAP. Prior to April 2003, Mr. Douchane was President of Management Inc., a management consulting firm, prior to April 2002 he was President and Chief Operating Officer of Chief Consolidated Mining Co. and prior to June 2001 he was Vice-President Operations of Franco-Nevada Mining Corp. (NYSE, TSX), a mining and metals royalty company.

Mr. Van Staveren, C.A, C.M.A., C.P.A. is principal of Strategic Financial Services, a consulting business providing financial and strategic planning services. Prior to September 2001 he was Vice President Finance and Chief Financial Officer of Martinrea International (TSX), formerly Royal Laser Tech Corporation, a metal fabrication company and prior to March 1998 he was a partner with KPMG LLP, chartered accountants and business consultants.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation earned during the fiscal year ended December 31, 2002 by Michael P. Amsden, Chairman, Acting President and Chief Executive Officer, the compensation earned during the fiscal years ended December 31, 2000, 2001 and 2002 by George D. Faught, the Vice President, Finance and Chief Financial Officer and Keith C. Minty the former President and Chief Executive Officer, and the compensation earned during the fiscal years ended December 31, 2001 and 2002 by Raymond J. Mason, Mine Manager, Maurice J. Lavigne, the Vice President Exploration and Tom Ohrling, the former Mill Superintendent. Messrs. Amsden, Faught, Minty, Mason, Lavigne and Ohrling are the only "Named Executive Officers" of the Corporation, as that term is defined by applicable securities legislation, for the fiscal year ended December 31, 2002.

                                      SUMMARY COMPENSATION TABLE
                                      --------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation                   Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------------
                                                                          Awards                       Payouts
---------------------------------------------------------------------------------------------------------------------------------
     Name and               Year      Salary     Bonus       Other        Securities     Restricted      LTIP       All Other
Principal Position                      ($)       ($)        Annual         Under         Shares or    Payouts       Compen-
                                                             Compen-       Options/      Restricted      ($)         sation
                                                            sation ($)       SAR            Share                      ($)
                                                                          Granted (#)       Units
                                                                                             ($)
---------------------------------------------------------------------------------------------------------------------------------
Michael P. Amsden           2002      153,923(1)    Nil         Nil            Nil           Nil         Nil          74,344(2)
Chairman, Acting
President & CEO
---------------------------------------------------------------------------------------------------------------------------------
George D. Faught            2002      200,000    40,000(3)    6,900         19,000           Nil         Nil          72,500(2)
VP Finance & CFO            2001      203,846       Nil       5,054         21,900           Nil         Nil         617,500(2)
                            2000      152,500    50,000(3)    4,731         75,000           Nil         Nil             Nil
---------------------------------------------------------------------------------------------------------------------------------
Keith C. Minty              2002      205,368(4)    Nil      20,532(5)         Nil           Nil         Nil         618,465(6)
Former President &          2001      296,154       Nil      25,786(5)         Nil           Nil         Nil       1,257,594(2)
CEO                         2000      240,300    77,000(3)   23,632(5)         Nil           Nil         Nil       1,190,850(2)
---------------------------------------------------------------------------------------------------------------------------------
Raymond J. Mason            2002      160,000       Nil      16,254         31,000           Nil         Nil             Nil
Mine Manager                2001       64,615(7)    Nil       2,083         40,000           Nil         Nil             Nil
---------------------------------------------------------------------------------------------------------------------------------
Maurice J. Lavigne          2002      140,000       Nil      15,975         27,000           Nil         Nil             Nil
VP Exploration              2001      103,728(7)    Nil       8,778         25,500           Nil         Nil             Nil
---------------------------------------------------------------------------------------------------------------------------------
Tom Ohrling                 2002      137,500       Nil      11,820         12,000           Nil         Nil          22,666(2)
Former Mill                 2001       57,335(7)    Nil       5,845         40,000           Nil         Nil             Nil
Superintendent
---------------------------------------------------------------------------------------------------------------------------------

(1) Compensation disclosed is not for a full year, Mr. Amsden was appointed Acting President and CEO on September 11, 2002. The amount disclosed includes $60,975 paid in respect of directors' fees.
(2)     Income from the exercise of stock options.
(3)     Bonus is for year earned and not necessarily paid in that year.
(4) Compensation disclosed is not for a full year, Mr. Minty resigned on September 11, 2002.
(5) Includes imputed interest benefit from a Housing Loan, described below, as computed in accordance with the INCOME TAX ACT (Canada). The benefit for 2000, 2001 and 2002 was $3,600, $2,559 and 2,210, respectively.
(6) Includes $274,715 of income from exercise of stock options and $343,750 of income for an arrangement made in connection with Mr. Minty's resignation.
(7) Compensation disclosed is not for a full year, Mr. Mason's employment commenced on July 1, 2001, Mr. Lavigne's employment commenced on May 1, 2001, Mr. Ohrling's employment commenced on July 23, 2001.

OPTIONS GRANTED DURING THE LAST FINANCIAL YEAR

The following table set forth the options to purchase securities of the Corporation granted during the fiscal year ended December 31, 2002 to the Named Executive Officers of the Corporation.

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Name                       Securities     % of Total   Exercise Price    Market Value of     Expiration Date
                           Under          Options      ($/Security)      Securities
                           Options        Granted in                     Underlying
                           Granted (#)    the Fiscal                     Options on Date
                                          Year                           of Grant
                                                                         ($/security)
--------------------------------------------------------------------------------------------------------------
George D. Faught           19,000         13           10.01             10.01               June 2010
VP Finance & CFO
--------------------------------------------------------------------------------------------------------------
Raymond Mason              31,000         21           10.01             10.01               June 2010
Mine Manager
--------------------------------------------------------------------------------------------------------------
Maurice J. Lavigne         27,000         18           10.01             10.01               June 2010
VP Exploration
--------------------------------------------------------------------------------------------------------------
Tom Ohrling                12,000         8            10.01             10.01               June 2010
Mill Superintendent
--------------------------------------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES DURING THE LAST FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding options to purchase Common Shares of the Corporation by the Named Executive Officers outstanding as at December 31, 2002 and exercised during the year ended December 31, 2002.

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Name                        Securities         Aggregate Value       Unexercised          Value of
                            Acquired on        Realized ($)          Options at           Unexercised in-the-
                            Exercise (#)                             December 31,         money Options at
                                                                     2002 (#)             Dec. 31, 2002(1)($)
                                                                     Exercisable/         Exercisable/
                                                                     Unexercisable        Unexercisable
--------------------------------------------------------------------------------------------------------------
Michael P. Amsden           10,528              74,434                5,000/10,000             Nil/Nil
Chairman and Acting
President & CEO
--------------------------------------------------------------------------------------------------------------
George D. Faught            25,000              72,500               82,300/33,600             Nil/Nil
VP Finance & CFO
--------------------------------------------------------------------------------------------------------------
Keith C. Minty              32,900             274,715                  Nil/Nil                Nil/Nil
Former President &
CEO
--------------------------------------------------------------------------------------------------------------
Raymond Mason                 Nil                Nil                 26,666/44,334             Nil/Nil
Mine Manager
--------------------------------------------------------------------------------------------------------------
Maurice J. Lavigne            Nil                Nil                 31,500/35,500             Nil/Nil
VP Exploration
--------------------------------------------------------------------------------------------------------------
Tom Ohrling                 13,333              22,666                  Nil/25,334             Nil/Nil
Former Mill
Superintendent
--------------------------------------------------------------------------------------------------------------

(1) On December 31, 2002 the closing price of the Common Shares of NAP as reported by The Toronto Stock Exchange was $5.45 per share.

SHARE INCENTIVE PLANS

The Corporation has two share incentive plans, an RRSP plan (the "1995 Group RRSP Share Issuance Plan" or the "RRSP Plan") and a stock option plan (the "Stock Option Plan").

The purpose of the RRSP Plan and the Stock Option Plan is to attract, retain and motivate persons of training, experience and leadership as key service providers to the Corporation and its subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation.

Employees of the Corporation are entitled to participate in the RRSP Plan. The employees may make contributions to the RRSP Plan and the Corporation makes matching payments on behalf of the employees in Common Shares issued from treasury. Employees who have been employed for 6 to 18 months are matched on a one-for-one basis and employees who have been employed for 19 months or more are matched on a two-for-one basis. The price per share is based on the simple average of the high and low price for the five days preceding the end of the calendar quarter. The maximum number of Common Shares reserved for issue under the RRSP Plan is 1,000,000 and as of the date hereof, 691,487 Common Shares have been issued.

As stated previously the Corporation currently satisfies its obligation by payment in Common Shares. At the Shareholder meeting, Shareholders will be asked to consider an amendment to the RRSP Plan to provide the Corporation with the option to satisfy its obligations under the RRSP Plan in either cash or in Common Shares issued from treasury, or any combination thereof.

Directors, officers, employees, service providers and insiders (as such terms are defined in the SECURITIES ACT (Ontario)) are eligible to be granted stock options under the Stock Option Plan. The Stock Option Plan is administered by the Compensation Committee. The term of an option granted under the Stock Option Plan may not exceed 10 years. The exercise price of an option may not be less than the closing price of the Common Shares on the Toronto Stock Exchange on the trading day immediately preceding the date of grant. An option is personal to the optionee and may not be assigned.

The maximum number of shares that may be reserved for issue and issued under the Stock Option Plan is 2.7 million Common Shares representing approximately 5.3% of the number of Common Shares currently issued and outstanding. As of the date hereof, options have been exercised to acquire 1,083,466 Common Shares, leaving a capacity of 1,616,534 Common Shares available for issuance under the Stock Option Plan. Currently options to acquire 1,107,922 Common Shares are outstanding. Common Shares that are subject to options which lapse or expire become available under the Stock Option Plan. The Corporation does not provide financial assistance to optionees to facilitate the purchase of Common Shares under the Stock Option Plan.

During the financial year ended December 31, 2002, 115,572 Common Shares were issued on exercise of stock options.

During the financial year ended December 31, 2002, options were granted to acquire 148,000 Common Shares. Of such options, options to purchase an aggregate of 89,000 Common Shares were granted to directors and Named Executive Officers. In 2003, as of the date hereof, options were granted to acquire 237,500 Common Shares. Of such options, options to purchase an aggregate of 196,000 Common Shares were granted to directors and Named Executive Officers.

The following table sets forth certain information regarding the options granted to directors, officers and employees that are outstanding as of the date hereof.

--------------------------------------------------------------------------------
Position               Securities Under      Exercise Price    Expiration Date
                       Options Granted (#)   ($/Security)
--------------------------------------------------------------------------------
Non-executive          71,400                9.30              July 2005
Directors              45,000                7.89              December 2009
                       7,500                 4.75              February 2011
                       37,500                3.42              April 2011
--------------------------------------------------------------------------------
Executive Director     50,000                3.70              April 2011
--------------------------------------------------------------------------------
Officers               75,000                8.40              March 2005
                       43,500                9.30              July 2005
                       25,500                13.90             December 2005
                       65,500                13.55             June 2006
                       21,900                7.89              December 2009
                       94,000                10.01             June 2010
                       116,000               3.42              April 2011
--------------------------------------------------------------------------------
Employees              34,120                9.40              March 2005
                       12,083                9.30              July 2005
                       48,752                9.70              November 2005
                       21,750                13.90             December 2005
                       166,750               13.55             June 2006
                       44,917                7.50              October 2006
                       79,750                14.44             February 2006
                       20,000                10.01             June 2010
                       27,000                3.42              April 2011
--------------------------------------------------------------------------------

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

Under the terms of the employment contract with the Corporation, Mr. Douchane is paid a base salary of $350,000 per annum. In the event that Mr. Douchane's employment is terminated without cause, Mr. Douchane will receive one year's base salary and benefits.

Effective September 11, 2002, Mr. Minty resigned as director, President and Chief Executive Officer of the Corporation. In connection with Mr. Minty's resignation, the Corporation entered into an agreement with Mr. Minty which provided for a lump sum payment of approximately 15 months of Mr. Minty's base salary. On January 2, 2003 the Corporation paid $345,750 to Mr. Minty in accordance with this agreement.

COMPOSITION OF THE COMPENSATION COMMITTEE

The Compensation Committee has three members, Messrs. Amsden, Berlin and Ranta, all of whom are outside, unrelated directors. Mr. Amsden is the Chairman of the Committee.

REPORT ON EXECUTIVE COMPENSATION

The primary focus of the compensation strategy of the Corporation is to provide a comprehensive executive compensation package designed to attract and retain senior managers and professionals during this recent period of growth, and at the same time taking into consideration the overall strategies and objectives of the Corporation. The compensation strategy also recognizes the importance of balancing the financial interests and objectives of the senior management team with the financial interests and objectives of the Shareholders.

It is one of the aims of the compensation strategy to ensure that executives of the Corporation are paid reasonably and consistent with the level of responsibility and authority which they assume and taking into account the role they play in advancing the strategic objectives of the Corporation.

It is the role of the Compensation Committee to undertake periodic, independent reviews of market conditions to ensure that the executive officers of the Corporation are paid competitively relative to other comparable participants in the industry. When deemed necessary, the Compensation Committee may call upon outside resources to assist with these reviews and to ensure that the comprehensive packages available to executives are sufficient without being overly so, to retain the existing compliment of executives and recruit others into this group as an integral part of facilitating and sustaining the recent growth experienced by the Corporation.

The basic elements of the compensation strategy are, base salary, annual incentives and long-term incentives.

1. Base Salary. On an individual basis, base salaries are reviewed for each executive officer, including the CEO, and where it is deemed necessary, changes are made. In order to ensure that base salaries paid are competitive relative to other similar positions within the mining industry in Canada, surveys of such salaries are examined. Other considerations taken into account when examining base salaries include years of experience, the potential contribution which the individual can make to the success of the Corporation, and the level of responsibility and authority inherent in the job and the importance of maintaining internal equity within the organization.
2. Annual Incentives. The Compensation Committee may recommend bonuses be paid to the CEO and other executives when their performance warrants additional consideration. The CEO is eligible for a bonus package if certain performance criteria is satisfied. On an annual basis each of the other executive officers of the Corporation has the opportunity to earn additional bonuses based on personal and corporate performance during the review period. Other than Mr. Faught, no bonuses were paid to executive officers in 2002.
3. Long-term Incentives. Options to purchase Common Shares and share purchase plans encourage executive officers to own and hold Common Shares and are another method of linking the performance of the Corporation and the appreciation of share value to the compensation of the executive officer. When determining the number of options granted to an executive officer, items such as the relative position of the individual officer, the contribution made by that officer during the review period, the number of options granted previously and the like will be taken into consideration. Executive officers who are employees may contribute to the RRSP Plan. The Corporation makes matching contributions on behalf of the employee in Common Shares issued from treasury.

Hay Group was retained by the board of directors in 2002 to provide an assessment of current compensation levels for senior management positions. The report prepared by the Hay Group is now being used as a guideline in setting compensation for Management.

The foregoing report has been provided by the Compensation Committee.

                                        Michael P. Amsden (Chairman)
                                        Steven R. Berlin
                                        Walter R. Ranta

PERFORMANCE GRAPH

The following graph shows the yearly percentage change in the cumulative shareholder return on the Corporation's Common Shares compared to the cumulative total return of the Standard & Poor/Toronto Stock Exchange Composite Index. The fixed investment as at December 31, 1997 is $100. The Corporation's share price at the close of business on December 31, 1997 was $1.80.


        SHAREHOLDER RETURN PERFORMANCE GRAPH


                    [GRAPH]


-------------------------------------------------------------------------------------------------------------
                                         1997           1998        1999        2000        2001        2002
-------------------------------------------------------------------------------------------------------------
NAP Share Price - Dec. 31                1.80           1.10        7.05       13.65        9.43        5.45
-------------------------------------------------------------------------------------------------------------
NAP - Compared to 1997($)                 100             61         392         758         524         303
-------------------------------------------------------------------------------------------------------------
S&P/TSX Comp - Dec. 31               13868.54       13648.84    17977.46    19309.35    16881.75    14782.01
-------------------------------------------------------------------------------------------------------------
S&P/TSX Comp - Compared to
1997($)                                   100             98         130         139         122         107
-------------------------------------------------------------------------------------------------------------

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

Since the beginning of the Corporation's last completed financial year, no director or officer, nor any of their respective associates, has been indebted, or is presently indebted to the Corporation or its subsidiaries except as follows:

-------------------------------------------------------------------------------------------------------------
  NAME AND PRINCIPAL          INVOLVEMENT OF ISSUER           LARGEST AMOUNT          AMOUNT OUTSTANDING AS
      POSITION                                              OUTSTANDING DURING          OF APRIL 1, 2003
                                                           FINANCIAL YEAR ENDED
                                                              DEC. 31, 2002
-------------------------------------------------------------------------------------------------------------
Keith C. Minty                   Housing Loan(1)                  $46,532                      Nil
Former President & CEO
-------------------------------------------------------------------------------------------------------------

(1) The loan was made by the Corporation to Mr. Minty in connection with his relocation from Vancouver to Thunder Bay and was non-interest bearing.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation maintains a Directors' and Officers' liability insurance policy for a maximum amount of US$25 million for which the Corporation pays an annual premium of US$135,000. In accordance with the provisions of the CANADA BUSINESS CORPORATIONS ACT, the Corporation's bylaws provide that the Corporation will indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer or an individual acting in a similar capacity of another entity, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having that association with the Corporation or such other entity, if (a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The policy provides that the Corporation will indemnify the directors and officers to the full extent permitted by law. Upon such indemnification the Corporation may recover against the policy subject to a deductible of US$100,000 generally, and a deductible of US$250,000 for securities claims in the United States.

COMPENSATION OF DIRECTORS

The non-executive directors receive remuneration for attendance at Board meetings and committee meetings. Directors are also reimbursed for all expenditures incurred while in attendance. In 2002 the Corporation paid the non-executive directors an aggregate of $172,975 for annual retainers and attendance at meetings of the Board and committees.

In 2002 the Chairman and the Vice Chairman received an annual retainer of $50,000 and $20,000, respectively. The other non-executive directors received an annual retainer of $15,000. All non-executive directors receive fees for attendance at Board meetings and committee meetings, in person or by telephone, of $1,000 per meeting.

The Board considers, from time to time, the granting of stock options to the non-exeuctive directors and to newly appointed directors.

Mr. Berlin, KFOC's representative on the Board, to date has declined payment of directors' fees and stock options.

INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

The following describes the interests of insiders in certain material transactions from January 1, 2002 to the date hereof.

The Corporation engaged Mr. Fox in November 1999 to provide services in connection with the negotiation of palladium end-user supply contracts, project capital financing, smelting and refining agreements, metals price forecasting and marketing other metals. The services agreement was negotiated at arms-length prior to Mr. Fox becoming a director of NAP. The compensation received by Mr. Fox from the Corporation under the services agreement is considered material to Mr. Fox and to the Corporation and therefore Mr. Fox is considered a related director. During 2002 Mr. Fox received $412,000 pursuant to the agreement.

INTERESTS OF DIRECTORS IN COMPETING BUSINESSES

There are potential conflicts to which the directors of the Corporation may be subject in connection with the business and operations of the Corporation. The individuals concerned shall be governed in any conflicts or potential conflicts by applicable law.

As of the date hereof, the following directors of the Corporation hold positions with other companies that explore for or produce platinum group metals or have other business interests which may potentially conflict with the interests of the Corporation.

Dr. Sutcliffe is the President and Chief Executive Officer of Ursa Major Minerals Incorporated ("Ursa Major") and Patricia Mining Corp. ("Patricia Mining"). Ursa Major has active base and precious metal exploration projects in Wyoming, U.S.A. and the Sudbury area of Ontario, Canada. Patricia Mining has active gold exploration and mining interests in the Wawa area of Ontario, Canada. Patricia Mining retained a 2% net smelter return royalty on six mining claims acquired by the Corporation from Patricia Mining.

Mr. Fox is a director of SouthernEra Resources Ltd. ("SouthernEra"), a company listed on the Toronto Stock Exchange and Messina Limited, a South African company listed on the Johannesburg Stock Exchange. SouthernEra owns a 70.4% interest in Messina Limited which in turn owns 100% of Messina Platinum Mines Limited, a platinum group metals producer in South Africa. SouthernEra's reported production is from the Messina mine in South Africa.

The information provided in this section has been furnished by the respective directors individually.

CORPORATE GOVERNANCE

MANDATE OF THE BOARD OF DIRECTORS
---------------------------------

The Board's mandate is to supervise the management of the business and affairs of the Corporation and to act with a view to the best interests of the Corporation. In fulfilling its mandate, the Board among other matters is responsible for reviewing the Corporation's overall business strategies and its annual business plan; identifying principal risks and implementation of systems to manage those risks; assessing management's performance against approved business plans and industry standards; appointing senior management and reviewing succession planning; the development of the communication policy for the Corporation's shareholders; and the integrity of internal control and management information systems.

The frequency of meetings and the nature of the agenda items may change from year to year, depending on the activities of the Corporation. However, board meetings are held at least quarterly, and at each meeting there is a review of the business of the Corporation. In 2002 the Board met 6 times.

BOARD COMMITTEES
----------------

The Board has the following committees: Audit, Compensation, Corporate Governance, Hedging, Nominating and Technical.

From time to time, ad hoc committees of the Board are formed as necessary to deal with specialized requirements of the Corporation.

AUDIT COMMITTEE
---------------

The Audit Committee meets with the Corporation's auditors as necessary and before submission of audited annual financial statements to the Board. The Committee is responsible for assessing the performance of the Corporation's auditors and for reviewing the Corporation's financial reporting and internal controls. The Committee has adopted a charter, which has been ratified by the Board, which provides specific roles and responsibilities to the members of the Committee. The Committee met five times during the fiscal year ended December 31, 2002.

The Committee consists of Messrs. Amsden, Berlin, Ranta and Van Staveren, and Mr. Berlin is the Chairman of the Committee. All of the Committee members are outside, unrelated directors. Mr. Van Staveren recently joined the Board and was appointed to the Audit Committee. Mr. Van Staveren is a chartered accountant, certified management accountant and certified public accountant.

The Corporation's Common Shares are listed on both the American Stock Exchange and the Toronto Stock Exchange. The American Stock Exchange permits, in certain circumstances, the appointment of one non-independent director to the audit committee. Mr. Berlin, a non-independent director, is a certified public accountant and has considerable experience in corporate finance. The Board considers Mr. Berlin's appointment to the Audit Committee to be in the best interests of the Corporation because of his qualifications and experience.

COMPENSATION COMMITTEE
----------------------

This Committee consists of Messrs. Amsden, Berlin and Ranta and Mr. Amsden is the Chairman of the Committee. The Committee is responsible for reviewing the performance of the Corporation's executive officers and its senior management and employees and the performance of the Corporation and for fixing the compensation packages for the Corporation's executive officers and senior management and employees. The Committee also oversees the granting of stock options to executive officers, senior management and employees of the Corporation and authorizes contributions pursuant to the 1995 Group RRSP Share Issuance Plan. The Committee met twice during the fiscal year ended December 31, 2002.

CORPORATION GOVERNANCE COMMITTEE
--------------------------------

Messrs. Berlin, Fox and Laird are the members of the Committee and Mr. Laird is the Chairman of the Committee. The Committee's mandate includes: (i) the formulation of formal guidelines on corporate governance to provide appropriate guidance to the Board and the directors as to their duties; (ii) to ensure that such guidelines, once adopted by the Board, are implemented and the directors and the Board as a whole comply with such guidelines; (iii) to review such guidelines annually and to recommend changes when necessary or appropriate. The Committee met once during the fiscal year ended December 31, 2002.

HEDGING COMMITTEE
-----------------

The Hedging Committee has two members, Mr. Fox who is the Chairman of the Committee and Mr. Berlin. The Committee's mandate includes advising the Board on the development of a long-term strategy for reducing financial risk and improving financial returns through the adoption of hedging and other programs. In 2002 the Committee met twice.

NOMINATING COMMITTEE
--------------------

The Nominating Committee is comprised of Messrs. Amsden, Fox and Laird and Mr. Laird is the Chairman of the Committee. The Committee is responsible for assessing the size, composition and dynamics of the Board and reporting to the Board with respect to appropriate candidates for nomination to the Board, if considered necessary. The Committee met once during the fiscal year ended December 31, 2002.

TECHNICAL COMMITTEE
-------------------

The Technical Committee has four members, Messrs. Amsden, Douchane, Laird and Sutcliffe. The Committee acts as adviser to Management and the Board on matters concerning exploration, mining, metallurgy and other technical issues. In 2002 the Committee met three times.

TSX CORPORATE GOVERNANCE GUIDELINES
-----------------------------------

The Toronto Stock Exchange (the "Exchange") has implemented guidelines (the "Guidelines") for annual disclosure of the corporate governance practices by corporations having securities listed on the Exchange. The Board believes that corporate governance practices are essential to the well-being of the Corporation and its Shareholders, and these practices should be reviewed regularly to ensure that they are appropriate. Does the Corporation align with the Guidelines?

        1. BOARD SHOULD EXPRESSLY ASSUME STEWARDSHIP OF THE CORPORATION, AND SPECIFICALLY FOR:

YES             (A)     ADOPTION OF STRATEGIC PLANNING PROCESS
                The Board is responsible for establishing the long-term goals and objectives of the Corporation. Management is responsible for developing and modifying strategies to achieve the long-term goals of the Corporation. The Board monitors Management's progress in implementing the strategies to achieve such goals. The Board is presented with a complete update of the business and affairs of the Corporation at each board meeting.

YES             (B)     IDENTIFICATION OF PRINCIPAL RISKS, AND IMPLEMENTING RISK
                        MANAGEMENT SYSTEMS
                As part of the strategic planning focus, the Board seeks to identify the principal risks of the Corporation's business and ensure the risks are understood and managed properly.

YES             (C)     SUCCESSION PLANNING AND MONITORING OF SENIOR MANAGEMENT
                The CEO is responsible for evaluating senior management on an on-going basis and reports to the Board annually. The Board is primarily responsible for hiring senior management, including the CEO.

YES             (D)     COMMUNICATIONS POLICY
                The Corporation, through its appropriate officers, receives shareholder feedback and deals with shareholder concerns to the best of the abilities of such officer. Material shareholder concerns are to be communicated to the Board.

YES             (E)     INTEGRITY OF INTERNAL CONTROL AND MANAGEMENT INFORMATION
                        SYSTEMS
                Management is primarily responsible for internal controls and management information systems and reports to the Audit
                Committee on such controls and systems. The Audit Committee reviews all public disclosure documents containing audited or unaudited financial information before release.

YES     2.      MAJORITY OF DIRECTORS SHOULD BE "UNRELATED". IF THE CORPORATION
                HAS A SIGNIFICANT SHAREHOLDER, IN ADDITION TO A MAJORITY OF
                UNRELATED DIRECTORS, THE BOARD SHOULD INCLUDE A NUMBER OF
                DIRECTORS WHO DO NOT HAVE INTERESTS IN EITHER THE CORPORATION OR
                THE SIGNIFICANT SHAREHOLDER WHICH REFLECTS THE INVESTMENT IN THE
                CORPORATION OF SHAREHOLDERS OTHER THAN THE SIGNIFICANT
                SHAREHOLDER.
                The Guidelines define an unrelated director as a director who is independent of management and free from any interests and any business or relationship (other than those arising from shareholding) that could, or could be perceived to, interfere materially with the director's ability to act in the company's best interests. The report further defines a significant shareholder as a Shareholder who has the right to vote the majority of the outstanding voting rights for the election of directors.

                The Board is comprised of eight members. The Board has reviewed its current composition and determined that there are six "unrelated directors", and two "related directors" within the meaning of the Guidelines.

YES     3.      DISCLOSE FOR EACH DIRECTOR WHETHER HE OR SHE IS RELATED, AND HOW
                THAT CONCLUSION WAS REACHED.
                The board determined that Messrs. Fox and Douchane are related directors within the meaning of the Guidelines. Mr. Fox and the Corporation are parties to an agreement described under "Interests of Insiders in Material Transactions" set out above.
                Mr. Douchane is an employee of the Corporation.

                Mr. Berlin is not considered to be a related director. Mr. Berlin's nomination for re-election in 2002 was supported by KFOC. KFOC is a significant shareholder under the Guidelines, and a credit support provider and lender to the Corporation. In June 2000, KFOC provided a guarantee of the Corporation's obligations under the US$90 million credit facility which financed part of the capital costs, working capital and interest during the expansion project. In December 2001, KFOC also provided a US$20 million non-revolving credit facility to finance the Corporation's working capital requirements. The amount guaranteed, the loan amount and the related interest and fees payable to KFOC are not material to KFOC and would not materially interfere with the ability of Mr. Berlin to act in the best interests of the Corporation.

                Mr. Amsden is not considered to be a related or inside director by virtue of his appointment as Acting President and Chief Executive Officer because of the short duration of his tenure. The remaining four directors are also considered independent of management and free of any interest or business relationship that may interfere with their judgment. KFOC holds or controls 51.4% of the Common Shares outstanding. Five of eight of the directors, or 63%, are not related to either the Corporation or the significant shareholder.

YES     4.      APPOINT A COMMITTEE RESPONSIBLE FOR RECOMMENDING TO THE BOARD
                NEW NOMINEES AND ASSESSING DIRECTORS, WHICH SHOULD BE COMPOSED
                EXCLUSIVELY ON NON-MANAGEMENT DIRECTORS, A MAJORITY OF WHOM ARE
                UNRELATED.
                The Nominating Committee is composed of three members all of whom are outside, unrelated directors. The Nominating Committee is responsible for all nominees to the Board. The Nominating
                Committee assesses the effectiveness of the committees of the Board and the contribution of individual directors during its deliberations regarding annual nominations for election to the Board and appointments to the committees. The Board has given the Nominating Committee a mandate to establish a process for a formal assessment of directors.

YES     5.      IMPLEMENT A PROCESS FOR ASSESSING THE EFFECTIVENESS OF THE
                BOARD, THE COMMITTEES AND INDIVIDUAL DIRECTORS.

                The Board as a whole assesses its performance. Each director completes and submits a written questionnaire to the Corporate Governance Committee which summarizes the responses and reports the results to the Board.

                The Nominating Committee assesses the effectiveness of the committees of the Board and the contribution of individual directors, during its deliberations regarding annual nominations for election to the Board and appointments to the committees. The Board has given the Nominating Committee a mandate to establish a process for a formal assessment of the effectiveness of the committees of the Board and the contribution of the individual directors.

YES     6.      PROVIDE ORIENTATION PROGRAMS FOR NEW DIRECTORS.
                The Nominating Committee is responsible for ensuring that new members are provided with the necessary information about the Corporation, its business and the factors which affect its performance and review and monitor the orientation of new Board members.

YES     7.      CONSIDER REDUCING SIZE OF THE BOARD WHERE APPROPRIATE TO
                FACILITATE MORE EFFECTIVE DECISION-MAKING.
                The Nominating Committee annually considers the size, composition and effectiveness of the Board. The Nominating
                Committee believes that the size of the Board and the qualifications, skills and experience of the Board is adequate to effectively carry out its duties and responsibilities.

YES     8.      REVIEW COMPENSATION OF DIRECTORS IN LIGHT OF RISKS AND
                RESPONSIBILITIES.
                The Compensation Committee periodically reviews the adequacy and form of compensation for directors.

YES     9.      APPOINT COMMITTEES GENERALLY COMPOSED OF OUTSIDE DIRECTORS, A
                MAJORITY OF WHOM ARE UNRELATED DIRECTORS.

                All of the committees are currently composed of outside directors, except for the Technical Committee which includes one member of Management. Other than the Hedging Committee, a majority of the directors on each committee are unrelated directors.

YES     10.     APPOINT A COMMITTEE RESPONSIBLE FOR APPROACH TO CORPORATE
                GOVERNANCE ISSUES.
                The Corporate Governance Committee is responsible for monitoring matters relating to corporate governance of the Corporation.

        11. DEFINE LIMITS TO MANAGEMENT'S RESPONSIBILITIES BY DEVELOPING MANDATES FOR:

YES     (A)     THE BOARD
                The Board operates pursuant to the mandate prescribed under the CANADA BUSINESS CORPORATIONS ACT which is to supervise the management of the business and affairs of the Corporation and to act with a view to the best interests of the Corporation. The
                Board is responsible for establishing the long-term goals and objectives of the Corporation. The Board delegates to Management the authority to approve transactions within specified limits.
                Management is responsible for developing and modifying strategies to achieve the long-term goals of the Corporation.
                The Board monitors Management's progress in the implementation of the strategies to achieve such goals.

YES     (B)     THE CHIEF EXECUTIVE OFFICER
                The Board, during the strategic planning process and the budget process, defines the mandate of the CEO. The CEO has the broad mandate to provide the day-today leadership and management of the Corporation. Proposed material policies and transactions are presented to the Board for approval and the CEO's powers are limited by the terms of the resolutions providing such approval.

YES     (C)     BOARD SHOULD APPROVE THE CEO CORPORATE OBJECTIVES
                The Board reviews and approves the CEO's corporate objectives through the strategic planning process described in 11(b).

YES     12.     ESTABLISH PROCEDURES TO ENABLE THE BOARD TO FUNCTION
                INDEPENDENTLY OF MANAGEMENT.
                The Board believes it is independent of Management. The Chairman of the Board, under ordinary circumstances, is not the CEO of the Corporation and the members of the Board meet regularly without Management present.

YES     13.     (A)     ESTABLISH AN AUDIT COMMITTEE WITH A SPECIFICALLY DEFINED
                        MANDATE.
                The Audit Committee meets with the Corporation's auditors as necessary and before submission of audited annual financial statements to the Board. The Committee is responsible for assessing the performance of the Corporation's auditors and for reviewing the Corporation's financial reporting and internal controls. The Audit Committee has adopted a charter, which has been ratified by the Board, which provides specific roles and responsibilities to the members of the Committee.

YES             (B)      THE AUDIT COMMITTEE SHOULD BE COMPOSED ONLY OF OUTSIDE
                         DIRECTORS.
                The Committee consists of Messrs. Amsden, Berlin, Ranta and Van
                Staveren, and Mr. Berlin is the Chairman of the Committee. All of the Committee members are outside, unrelated directors.

YES     14.     IMPLEMENT A SYSTEM TO ENABLE INDIVIDUAL DIRECTORS TO ENGAGE
                OUTSIDE ADVISORS AND THE CORPORATION'S EXPENSE.
                Individual directors or a group of directors may engage an outside advisor at the expense of the Corporation in appropriate circumstances. The engagement of the outside advisor is subject to Board approval.

APPOINTMENT AND REMUNERATION OF AUDITORS (Item No. 3 of the Notice)

Ernst & Young LLP, Chartered Accountants have been the auditors of the Corporation since April 19, 1995. The fees payable to Ernst & Young for the 2002 audit are approximately $175,000 and Ernst & Young also received approximately $19,400 for other services provided to the Corporation in 2002. Representatives of Ernst & Young will be present at the Meeting and will be available to respond to appropriate questions.

IT IS INTENDED THAT THE COMMON SHARES REPRESENTED BY PROXIES SOLICITED HEREBY, UNLESS OTHERWISE INDICATED, WILL BE VOTED IN FAVOUR OF THE APPOINTMENT OF ERNST & YOUNG LLP, CHARTERED ACCOUNTANTS AS AUDITORS OF THE CORPORATION AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THEIR REMUNERATION.

AMENDMENT TO THE 1995 GROUP RRSP SHARE ISSUANCE PLAN
(Item No. 4 of the Notice)

Provision of Cash Option
------------------------

The Corporation has two share incentive plans, the "1995 Group RRSP Share Issuance Plan" (the "RRSP Plan") and a stock option plan. Each plan has been described in "Share Incentive Plans".

Currently under the terms of the RRSP Plan the employees may make contributions to the RRSP Plan and the Corporation is required to make matching payments on behalf of the employees in Common Shares issued from treasury following the end of each calendar quarter. The Corporation seeks approval to amend the RRSP Plan to provide Corporation with the authority to determine whether a quarterly payment will be satisfied by payment in cash or Common Shares from treasury, or any combination thereof. The purpose of providing the option to pay in cash is to limit dilution to Shareholders when circumstances warrant.

Shareholders will be asked to consider and if thought fit, approve a resolution authorizing the Corporation to amend the RRSP Plan to provide the Compensation Committee of the Board with the authority to determine from time to time, in its sole discretion, whether a quarterly contribution required to be paid by the Corporation under the RRSP Plan will be paid in cash or Common Shares from treasury, or any combination thereof. The form of the resolution is attached hereto as Schedule "A".

IN ORDER TO BE EFFECTIVE, SUCH RESOLUTION MUST BE APPROVED BY A MAJORITY OF THE VOTES CAST AT THE MEETING. THE PERSONS NAMED IN THE ENCLOSED PROXY FORM INTEND TO VOTE FOR THE APPROVAL OF THE AMENDMENTS OF THE RRSP PLAN UNLESS THE PROXY DIRECTS OTHERWISE.

REPLACEMENT OF THE GENERAL BY-LAW  NO. 1 (Item No. 5 of the Notice)

In November 2001, amendments to the CANADA BUSINESS CORPORATIONS ACT (the "CBCA") came into force that remove certain historical restrictions imposed by the CBCA. A new general by-law no. 1 (the "New General By-law") of the Corporation was approved by the Board, the full text of which set out in Schedule `B' attached hereto. The New General By-law includes modifications that incorporate certain amendments to the CBCA. Under the CBCA, the directors are required to submit a by-law or an amendment to the by-law, to the Shareholders at the next meeting of Shareholders and the Shareholders may, by ordinary resolution, confirm, reject or amend the bylaw or the amendment. The Corporation recommends that the New General By-law be ratified and confirmed. The following is a summary of the material changes included in the New General Bylaw.

        o does not restrict the use of electronic documents and does not preclude the electronic delivery of documents, including proxy materials and quarterly and annual financial statements
        o permit meetings of shareholders to be called entirely by telephonic or electronic means
        o       permit electronic voting
        o the period within which the record date may be designated has been extended
        o if a quorum is present at the beginning of a shareholder meeting, the shareholders present or represented may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting

APPROVAL OF THE RESOLUTION WILL REQUIRE A MAJORITY OF THE VOTES CAST THEREON AT THE MEETING. THE PERSONS NAMED IN THE ENCLOSED PROXY FORM INTEND TO VOTE FOR THE RATIFICATION AND CONFIRMATION OF THE NEW GENERAL BY-LAW UNLESS THE PROXY DIRECTS OTHERWISE.

DIRECTORS' APPROVAL

The contents of this Circular and the sending thereof to Shareholders of the Corporation have been approved by the Board of Directors.

SHAREHOLDER PROPOSALS

A Shareholder who wishes to raise a proposal at the next annual meeting to be held in 2004, must submit such proposal on or before January 9, 2004.

DATED at Toronto, Ontario this 9th day of April, 2003.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            "Michael P. Amsden" (signed)

                                            Michael P. Amsden
                                            Chairman

                                   SCHEDULE A

                               PROPOSED RESOLUTION

                AMENDMENT TO 1995 GROUP RRSP SHARE ISSUANCE PLAN


BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1. Section 3.2 of the 1995 Group RRSP Share Issuance Plan is hereby deleted in its entirety and replaced with the following:

"Section 3.2 The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

        (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;
        (b) to interpret and construe the Plan and to determine all questions arising out of the Plan or the Group RRSP Plan and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;
        (c) to determine, in its sole discretion, whether the contribution made by the Corporation be made by payment of cash or issuance of Contribution Shares, or a combination thereof;
        (d) to determine the number of Contribution Shares, if any, that will be issued to any Eligible Person; and
        (e) to determine if the Contribution Shares which are issuable to Eligible Persons hereunder will be subject to any restrictions."

2. Any one officer or director be and is hereby authorized and directed to take all such actions, to execute and deliver such agreements, instruments and documents in writing, and to do such other acts and things as in his opinion may be necessary or desirable in the name of and on behalf of the Corporation and under its corporate seal or otherwise to give effect to the foregoing resolution, which opinion shall be conclusively evidenced by the taking of such further actions, the execution and delivery of such further agreements, instruments, and documents and the doing of such other acts and things.

                                   SCHEDULE B

                                  BY-LAW NO. 1

                       A by-law relating generally to the
                   transaction of the business and affairs of

                          NORTH AMERICAN PALLADIUM LTD.

                               (the "Corporation")

                                    CONTENTS

                                                                         PAGE NO

ARTICLE I INTERPRETATION ......................................................1

ARTICLE II BUSINESS OF THE CORPORATION ........................................3

ARTICLE III DIRECTORS .........................................................5

ARTICLE IV COMMITTEES .........................................................7

ARTICLE V OFFICERS ............................................................7

ARTICLE VI PROTECTION OF DIRECTORS, OFFICERS AND OTHERS .......................9

ARTICLE VII SHARES ...........................................................10

ARTICLE VIII MEETINGS OF SHAREHOLDERS ........................................12

ARTICLE IX DIVIDENDS AND RIGHTS ..............................................15

ARTICLE X NOTICE .............................................................16

ARTICLE XI INFORMATION AVAILABLE TO SHAREHOLDERS .............................17






                                    ARTICLE I
                                 INTERPRETATION

1.1     DEFINITIONS -

        (a)     In the by-laws of the Corporation

                (i) "Act" means the CANADA BUSINESS CORPORATIONS ACT and regulations made pursuant thereto, and any statute that may be substituted therefor, as from time to time amended, and any reference to a particular provision of the Act shall be deemed also to be a reference to any similar provision resulting from the amendment or replacement thereof;

                (ii)    "appoint" includes "elect" and vice-versa;

                (iii) "Articles" means the articles attached to the Certificate of Incorporation of the Corporation dated September 12, 1991 as may from time to time be amended or restated;

                (iv)    "Board" means the board of directors of the Corporation;

                (v) "by-laws" means this by-law as amended or restated and all other by-laws of the Corporation from time to time in force and effect;

                (vi)    "Chair" means the Chairperson of the Board;

                (vii) "contracts, documents or instruments in writing" include, without limitation, security certificates, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings;

                (viii) "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" means a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

                (ix) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) and any statute that may be substituted therefor, as from time to time amended;

                (x) "recorded address" means, in the case of a shareholder, the shareholder's address as recorded in the securities register of the Corporation; and in the case of joint shareholders, the address appearing in such securities register in respect of such joint holding or the first address so appearing if there is more than one; in the case of a director, the director's latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors as filed in accordance with the Act; in the case of an officer or auditor, such person's address as recorded in the records of the Corporation; and in the case of the Corporation, its registered office;

                (xi) "Signing Officer" means, in relation to any contracts, documents or instruments in writing, any person authorized to sign the same on behalf of the Corporation by section 2.2 or by any resolution passed pursuant thereto and, with respect to certificates for shares or other securities of the Corporation, means any person authorized to sign the same on behalf of the Corporation by or pursuant to section 7.6; and

                (xii) "Unanimous Shareholders Agreement" means an otherwise lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders or a written declaration of a person who is the beneficial owner of all the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

        (b) Subject to sub-section 1.1(a), terms defined in the Act and used herein shall, unless the context otherwise requires, have the same meaning herein as in the Act.

1.2 GENDER AND NUMBER. In this by-law, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3 REFERENCES. The terms "herein", "hereof", "hereby" and similar expressions refer to this by-law and not to any particular section or other portion hereof. References to an article, section, subsection or paragraph shall be construed as references to an article, section, subsection or paragraph of this by-law unless the context otherwise requires.

1.4 HEADINGS. The division of this by-law into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.


                                   ARTICLE II
                           BUSINESS OF THE CORPORATION

2.1 FINANCIAL YEAR - Until changed by the Board, the financial year of the Corporation shall end on such date in each year as the Board may from time to time determine.

2.2 EXECUTION OF INSTRUMENTS - Contracts, obligations, certificates and instruments in writing, may be signed on behalf of the Corporation by

        (a) any one of the Chair, the vice-chair, the managing director, the president or a vice president together with any one of the secretary or the treasurer;

        (b)     any two directors; or

        (c) any one of the aforementioned officers together with any one director.

        Without limiting the generality of the foregoing, the persons prescribed by (a), (b) and (c) above, shall have authority to sell, assign, transfer, exchange, convert, convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying and such shares, stocks, bonds, debentures, rights, warrants or other securities. Provided that where one person is the only director or officer of the Corporation, that person may sign such contracts, documents or instruments in writing.

        In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or any class of instruments may or shall be signed on behalf of the Corporation. If at any time there shall be authorized only one director of the Corporation, then documents or instruments requiring the corporate seal may be signed by such director acting alone.

        The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer of officers, person or persons, appointed as aforesaid by the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

        The signature or signatures of any of the Chair, vice chair, managing director, president, vice president, the secretary, the treasurer, or any director or directors of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by the Board may, if specifically authorized by the Board, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents, or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or officers or persons authorized as aforesaid shall be so reproduced pursuant to such authorization by the Board shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

2.3 VOTING RIGHTS IN OTHER BODIES CORPORATE - The Signing Officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time by resolution direct the manner in which and the person or persons by whom any particular voting right or class of voting rights may or shall be exercised.

2.4 BANKING ARRANGEMENTS - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

2.5 CHEQUES, DRAFTS AND NOTES - All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate.

2.6 DIVISIONS - The Board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the Board or, subject to any direction by the Board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

        (a) SUBDIVISION AND CONSOLIDATION - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

        (b) NAME - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

        (c) OFFICERS - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.


                                   ARTICLE III
                                    DIRECTORS

3.1 NUMBER OF DIRECTORS - The number of directors of the Corporation shall be that number stated in the Articles or if the Articles provide a maximum and minimum number, the Board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the Articles. At least 25% of the directors shall be resident Canadians, provided however, if the Corporation has less than four directors at least one director shall be a resident Canadian. If any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two of the directors shall not be officers or employees of the Corporation or any affiliate of the Corporation. A director's term of office (subject to the Act, the Articles, section 3.4 hereof, any Unanimous Shareholder Agreement, and any expressly stated term of office) shall be from the date on which he is elected or appointed until the annual meeting of shareholders next following.

3.2 QUORUM - The quorum for the transaction of business of any meeting of the Board shall consist of a majority of the Board, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors. Subject to the Act, the directors shall not transact business at a meeting of directors unless at least 25% of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian.

3.3 VACANCIES - Subject to the Act and the Articles, a quorum of the Board may fill a vacancy among the directors except a vacancy resulting from a failure to elect the number or minimum number of directors provided for in the Articles. If there is not a quorum of the Board, or if there has been failure to elect the number or the minimum number of directors provided for in the Articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.4 ELECTION AND REMOVAL - Subject to the Act, the shareholders of the Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election, but, if qualified, is eligible for re-election. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. Provided always that, subject to the Act, the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

3.5 PLACE OF MEETINGS - Meetings of the Board may be held at any place in or outside Canada.

3.6 CALLING OF MEETINGS - Meetings of the Board shall be held from time to time and at such place as the Board, the Chair, the vice chair, the managing director, the president if he is a director, a vice president if he is a director or any two directors may determine.

3.7 NOTICE OF MEETING - Notice of the time and place of each meeting of the Board shall be given in the manner provided in section 10.1 to each director not less than two days (exclusive of the day on which notice is delivered or sent but inclusive of the day for which notice is given) before the day the meeting is to be held. No notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice before or after the date of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. Provided that a quorum is present, for a meeting of the directors at which a director is appointed to fill a vacancy in the Board, no notice to the newly elected or appointed director shall be necessary. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

3.8 ADJOURNED MEETING - Any meeting of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors that formed the quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which may have been brought before and dealt with at the original meeting in accordance with the notice calling the same.

3.9 CHAIR - The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: the Chair, vice chair, managing director, president, or a vice-president. If all such officers are absent or unable or refuse or fail to act, the directors present shall choose one of their number to be chair of the meeting.

3.10 VOTES TO GOVERN - At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall be entitled to a second or casting vote.

3.11 CONFLICT OF INTEREST - A director or officer who is a party to, or who is a director or officer of, or an individual acting in a similar capacity, of a party to, or has a material interest in a party to a material contract or material transaction, whether made or proposed, with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Such a director shall not vote on any resolution to approve the contract or transaction except as provided by the Act, but each such director may be counted to determine the presence of a quorum at the meeting of directors, where such vote is being taken. In supplement of and not by way of limitation upon any rights conferred upon directors and officers by the Act, it is declared that no director or officer shall be disqualified by his or her office from, or vacate his or her office by reason of, holding any office or place of profit in the Corporation or under any body corporate in which the Corporation shall be a shareholder, or by reason of being otherwise in any way directly or indirectly interested in or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship.

3.12 REMUNERATION AND EXPENSES - Subject to the Articles or any Unanimous Shareholders Agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.13 FIRST MEETING OF NEW BOARD - Provided a quorum of directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.14 REGULAR MEETINGS - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.15 RESOLUTION IN LIEU OF MEETING - Notwithstanding any of the provisions of this by-law, but subject to the Act or any Unanimous Shareholder Agreement, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.


                                   ARTICLE IV
                                   COMMITTEES

4.1 COMMITTEES OF THE BOARD - The Board may appoint one or more committees of directors, however designated, and delegate to any such committee any of the powers of the Board except those which, under the Act, a committee of directors has no authority to exercise.

4.2 TRANSACTION OF BUSINESS - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.3 ADVISORY BODIES - The Board may from time to time appoint such advisory bodies as it may deem advisable.

4.4 PROCEDURE - Unless otherwise determined by the Board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.


                                    ARTICLE V
                                    OFFICERS

5.1 APPOINTMENT - Subject to the provisions of the Act, the Articles and any Unanimous Shareholders Agreement, the Board may from time to time appoint a Chair, a vice chair, a managing director, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. Two or more of the aforesaid offices may be held by the same person. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 5.2, 5.3 and 5.4, an officer may but need not be a director. Except as otherwise provided in this by-law, in case of the absence or inability to act of any officer of the Corporation except the managing director or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.2 CHAIR - The Board may from time to time appoint a Chair who shall be a director. If appointed, the Chair shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such other powers and duties as the Board may specify. During the absence or disability of the Chair, the Chair's duties shall be performed and the Chair's powers exercised by the vice chair, and if none is appointed, the managing director, and if none is appointed, the president.

5.3 VICE CHAIR - The Board may from time to time appoint a vice chair who shall be a director. If appointed, the vice chair shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such other powers and duties as the Board may specify.

5.4 MANAGING DIRECTOR - The Board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, the managing director shall, subject to the provisions of the Act, the Articles or by-laws or any Unanimous Shareholders Agreement, have such powers of the directors as may be delegated to the managing director by the Board.

5.5 PRESIDENT -The Board may from time to time appoint a President who shall have such powers and duties as the Board may specify.

5.6     CHIEF EXECUTIVE OFFICER -

        (a) The Board may by resolution designate any individual as the chief executive officer of the Corporation and may from time to time by resolution rescind any such designation and designate another individual as the chief executive officer of the Corporation. If the Board shall fail to designate an individual as the chief executive officer of the Corporation or if at any time or from time to time the Board shall rescind any such designation without designating another individual as the chief executive officer of the Corporation, the President shall be deemed to have been designated the chief executive officer of the Corporation until the Board designates another individual as the chief executive officer of the Corporation.

        (b) An individual designated or deemed to have been designated as the chief executive officer of the Corporation pursuant to subsection 5.6(a) shall exercise general supervision over the affairs of the Corporation.

5.7 VICE-PRESIDENT - The Board may from time to time appoint one or more vice-presidents who shall have such powers and duties as the Board or the chief executive officer may specify.

5.8 SECRETARY - Unless otherwise determined by the Board, when requested by the Chair the secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board. The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not the secretary attends such meetings; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; the secretary shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the Board or the chief executive officer may specify.

5.9 TREASURER - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safe keeping of securities and the disbursement of funds of the Corporation; the treasurer shall render to the Board whenever required an account of all of the treasurer's transactions and of the financial position of the Corporation; and the treasurer shall have such other powers and duties as the Board or the chief executive officer may specify.

5.10 COMPTROLLER - The comptroller, if appointed, shall perform such of the duties of the treasurer as may be prescribed by the Board and shall perform such other duties and have such additional powers as may from time to time be prescribed by the Board or the president. The comptroller may also be known and designated as controller.

5.11 POWERS AND DUTIES OF OTHER OFFICERS - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the chief executive officer may specify. The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

5.12 AGENTS AND ATTORNEYS - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.13 TERM OF OFFICE - The Board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the Board shall hold office until the earliest of (a) his or her resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in his or her resignation, whichever is later, (b) the appointment of his or her successor, (c) he or she ceasing to be a director if such is a necessary qualification of his appointment, (d) the meeting at which the Board annually appoints the officers of the Corporation, (e) his or her removal, and (f) his or her death.


                                   ARTICLE VI
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 LIMITATION OF LIABILITY - Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of a contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of the individual being a shareholder, director or officer of the Corporation shall not disentitle such director, officer or such person, as the case may be, from receiving proper remuneration for such services.

6.2 INDEMNITY - Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or such other entity, if

        (a) the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

6.3 INSURANCE - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of the directors, officers and persons referred to in section 6.2, as the Board may from time to time determine.


                                   ARTICLE VII
                                     SHARES

7.1 ALLOTMENT - Subject to the Act, the Articles, the by-laws and any Unanimous Shareholders Agreement, the Board may from time to time allot or grant options to purchase authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.2 COMMISSIONS - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person's purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.3 REGISTRATION OF TRANSFER - Subject to the Act, no transfer of a security shall be registered in a securities register except upon presentation of the certificate representing such security with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by such holder's attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, not exceeding the prescribed amount provided for under the Act, upon compliance with such restrictions on transfer as are authorized by the Articles and upon satisfaction of any lien referred to in section 7.5.

7.4 TRANSFER AGENTS AND REGISTRARS - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

7.5 ENFORCEMENT OF LIEN - If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder or a shareholder's legal representative for any debt of that shareholder to the Corporation, such lien may, subject to the Act, be enforced:

        (a) where the shares are redeemable pursuant to the Articles, by redeeming such share or shares and applying the redemption price to the debt;

        (b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

        (c) by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares;

        (d) by refusing to register a transfer of such share or shares until the debt is paid; or

        (e)     by any other means permitted by law.

7.6 SECURITY CERTIFICATES - Every holder of one or more shares or other securities of the Corporation shall be entitled, at the holder's option, to a security certificate, or to a non-transferrable written acknowledgement of the holder's right to obtain a security certificate, stating the number and class or series of shares or other securities held by such holder as shown on the securities register. Security certificates and acknowledgements of a holder's right to a security certificate, respectively, shall be in such form as the Board shall from time to time approve. Any security certificate shall be signed in accordance with section 2.2; provided that, unless the Board otherwise determines, certificates representing shares or other securities in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A security certificate shall be signed by at least one of the following persons, or the signature of at least one of the following persons shall be printed or otherwise mechanically reproduced on the certificate: (i) a director or officer of the Corporation or (ii) a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf. Any additional signatures required may be printed or otherwise mechanically reproduced. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.7 REPLACEMENT OF SECURITY CERTIFICATES - The Board or any officer or agent designated by the Board may in its or such person's discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

7.8 JOINT SHAREHOLDERS - If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.9 DECEASED SHAREHOLDERS - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.


                                  ARTICLE VIII
                            MEETINGS OF SHAREHOLDERS

8.1 ANNUAL MEETINGS - Subject to the Act, the annual meeting of shareholders shall be held at such time in each year as the Board may determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2 SPECIAL MEETINGS - Subject to the Act, the Board shall have power to call a special meeting of shareholders at any time.

8.3 PLACE OF MEETINGS - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the province in which the registered office is situate or, if the Board shall so determine, at some other place in Canada or, if the Articles so provide, or if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

8.4 PARTICIPATION IN MEETING BY ELECTRONIC MEANS - If permitted by the Act, any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations under the Act, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

8.5 MEETING HELD BY ELECTRONIC MEANS. If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.6 NOTICE OF MEETINGS - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 10.1 not less than twenty-one (21) days nor more than sixty (60) days to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

8.7 LIST OF SHAREHOLDERS ENTITLED TO NOTICE - For every meeting of shareholders, the Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting showing the number of shares held by each shareholder. If a record date for the meeting for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders is fixed pursuant to section 8.8, the shareholders listed shall be those registered not later than ten days after that date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which the notice is given, or where no such notice is given, the day on which the meeting is held. A shareholder may examine the list of shareholders during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting for which the list was prepared.

8.8 RECORD DATE FOR NOTICE - The Board may, within the prescribed period required under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders and shareholders entitled to vote at a meeting of shareholders, provided that notice of any such record date is given within the prescribed period and in the manner provided under the Act, except where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

8.9 MEETINGS WITHOUT NOTICE - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

        (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or waive notice of or otherwise consent to such meeting being held; and

        (b) if the auditors, if any, and the directors are present or waive notice or otherwise consent to such meeting being held,

                so long as such shareholders, auditors, if any, or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

        At such a meeting any business may be transacted which a meeting of shareholders may transact.

8.10 CHAIR, SECRETARY AND SCRUTINEERS - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chair, vice chair, managing director, president who is a director or a vice-president who is a director. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chair of the meeting. The Secretary of the Corporation shall be secretary of any meeting of shareholders, but if the Secretary of the Corporation is not present, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair of the meeting with the consent of the meeting.

8.11 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or bylaws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

8.12 QUORUM - Subject to the Act, the Articles or any other by-law, a quorum at any meeting of shareholders shall be persons present not being less than two in number and holding or representing more than twenty per cent of the total number of the issued shares of the Corporation for the time being entitling the holders thereof to vote at such meeting. Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.13 RIGHT TO VOTE - A shareholder whose name appears on a list of shareholders prepared in accordance with sections 8.6 or 8.7 or otherwise as prescribed by the Act is entitled to vote the shares shown opposite their name at the meeting to which the list relates.

8.14 PROXIES - A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder's attorney authorized in writing. A proxy may be deposited with the Corporation in accordance with section 8.15 by telephone transmission of a facsimile of the proxy or by any other form of electronic or other communication facility if there is a record that the proxy has been sent. The Board from time to time make regulation regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be sent to the Corporation by telephonic, electronic, or other communication facility permitted by the Act, or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and the votes given in accordance with such regulations shall be valid and shall be counted. The chairperson of any meeting of shareholders may, subject to any regulations made a aforesaid, in his or her discretion accept any such telephonic, electronic, or other communication or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telephonic, electronic, or other communication or written communication accepted by the chairperson of the meeting shall be valid and shall be counted.

8.15 TIME FOR DEPOSIT OF PROXIES - The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

8.16 JOINT SHAREHOLDERS - If two (2) or more persons hold a share or shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the share or shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

8.17 VOTES TO GOVERN - At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall be entitled to a second or casting vote.

8.18 SHOW OF HANDS - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried, or carried unanimously, or carried by a particular majority or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

8.19    ELECTRONIC VOTING. Despite section 8.18, any vote referred to in section
        8.18 may be held in accordance with the regulations, if any, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

8.20 VOTING WHILE PARTICIPATING ELECTRONICALLY. Any person participating in a meeting under sections 8.4 or 8.5 and entitled to vote at that meeting, may vote, in accordance with the regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

8.21 BALLOTS - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.22 ADJOURNMENTS - The chairperson of any meeting of shareholders may with the consent of the meeting adjourn the same from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

        Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have been terminated forthwith after its adjournment.

8.23 RESOLUTION IN LIEU OF MEETING - Notwithstanding any of the provisions of this by-law, a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders.


                                   ARTICLE IX
                              DIVIDENDS AND RIGHTS

9.1 DIVIDENDS - Subject to the Act, the Articles and any Unanimous Shareholders Agreement, the Board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the Act, may be paid in money or property.

9.2 DIVIDEND CHEQUES - A dividend payable in money shall be paid by cheque drawn on the Corporation's bank to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4 RECORD DATE FOR DIVIDENDS AND RIGHTS - The Board may, within the prescribed period under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend or the record date for the purposes of determining persons entitled to the right to acquire securities. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given within the prescribed period. Where no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or right to acquire securities shall be at the close of business on the day on which the resolution relating to such dividend or right to acquire is passed by the Board.


                                    ARTICLE X
                                     NOTICE

10.1 METHOD OF GIVING NOTICE - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the by-laws or otherwise to a shareholder or director or auditor of the Corporation may be sent by prepaid mail addressed to, or sent by telephonic or electronic transmission to, or may be personally delivered to, or sent by any other method permitted by the Act, Articles or by-laws to,

        (a) a shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent;

        (b) a director at his or her latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act;

        (c)     to the auditor at his or her business address.

        A notice or document sent in accordance with this section 10.1 to a shareholder or director or auditor of the Corporation shall be deemed to have been received by such person: (a) if sent by mail, on the third business day after mailing, or (b) if sent by telephonic or electronic transmission, on the day of transmission, or (c) if delivered personally, on the day of delivery, unless there are reasonable grounds for believing that the addressee did not receive the notice or document at that time or at all.

10.2 NOTICE TO JOINT SHAREHOLDERS - If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.3 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.4 UNDELIVERED NOTICES - If the Corporation sends a notice or document to a shareholder in accordance with section 10.1 and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

10.5 OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.6 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any security, shall be bound by every notice in respect of such security which shall have been duly given to the holder from whom such person derives his or her title to such security prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

10.7 WAIVER OF NOTICE - Any shareholder (or such shareholder's duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under any provisions of the Act, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.


                                   ARTICLE XI
                      INFORMATION AVAILABLE TO SHAREHOLDERS

11.1 CONFIDENTIAL INFORMATION NOT AVAILABLE TO SHAREHOLDERS - Except a provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the board of directors it would be inexpedient in the interests of the Corporation to communicate to the public.

11.2 AVAILABILITY OF CORPORATE RECORDS TO SHAREHOLDERS - The Board may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books, registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by resolution of the shareholders.